UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-12690	22-1890929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders (the “Meeting”) of UMH Properties, Inc. (the “Company”) was held on June 16, 2016. There were 27,217,848 shares of common stock entitled to vote at the meeting and a total of 25,002,022 shares (91.85%) were represented in person or by proxy at the meeting. The proposals submitted to the vote of the shareholders and the results of the vote were as follows:

Proposal 1 – For the election of Class I Directors, each to serve until the 2019 annual meeting of shareholders and until his successor is duly elected and qualifies:

Director	For	Withheld	Broker Non-Votes
Michael P. Landy	12,073,459	3,690,993	9,237,570
James E. Mitchell	9,565,841	6,198,611	9,237,570
Stephen B. Wolgin	9,589,218	6,175,234	9,237,570

Proposal 2 – To ratify the appointment of PKF O’Connor Davies, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Number of Votes
For	24,761,920
Against	209,000
Abstain	31,102

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date: June 17, 2016	By:	/s/ Anna T. Chew
	Name:	Anna T. Chew
	Title:	Vice President and
Chief Financial Officer

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